EXHIBIT 99.1

                          ACADIAN MINING CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

INDEPENDENT AUDITORS' REPORT

To the Shareholders of
Acadian Mining Corporation:

We have audited the consolidated balance sheets of Acadian Mining Corporation as at December 31, 2008 and 2007 and the consolidated statements of loss and comprehensive loss, deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Markham, Ontario                                  "Wasserman Ramsay"
March 25, 2009                                    Chartered Accountants
except Note 18 which is                           Licensed Public Accountants
at July 16, 2009



COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-US REPORTING DIFFERENCES

The reporting standards in the United States for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 1 to the consolidated financial statements. Our report to the shareholders, dated March 25, 2009, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the consolidated financial statements.

Markham, Ontario                                   "Wasserman Ramsay"
July 16, 2009                                      Chartered Accountants
                                                   Licensed Public Accountants

                           ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                    CONSOLIDATED BALANCE SHEETS - DECEMBER 31


                                                                                                               2008        2007
ASSETS
Current:
  Cash and cash equivalents (Note 7)                                                                       $    210,211 $ 3,022,868
  Accounts receivable                                                                                           619,297   4,957,044
  Inventories (Note 12)                                                                                       1,455,355   4,274,202
  Prepaid expenses and deposits                                                                                 177,543     325,404
                                                                                                           -------------------------
                                                                                                              2,462,406  12,579,518
Cash held for site remediation                                                                                1,612,500   1,562,500
Property, plant and equipment (Note 3)                                                                       11,496,431  24,463,613
Deferred mine development costs                                                                                       -   1,245,455
Investment Royal Roads Corp. (Note 14)                                                                        4,043,039   7,741,767
Mineral resource properties (Note 4)                                                                         14,046,331  15,450,583
                                                                                                           -------------------------
                                                                                                           $ 33,660,707 $63,043,436
                                                                                                           =========================

LIABILITIES
Current:
  Debtor in possession financing (Note 6)                                                                  $    170,000 $         -
  Accounts payable and accrued liabilities                                                                    6,703,976   4,446,692
  Capital lease obligation due within one year (Note 11)                                                      4,753,821   1,247,506
  Equipment loans payable (Note 11)                                                                             370,997           -
  Due to Royal Roads Corp. (Note 6)                                                                           2,778,367           -
                                                                                                           -------------------------
                                                                                                           $ 14,777,161 $ 5,694,198
                                                                                                           -------------------------
Accrued site remediation                                                                                      1,017,002     990,777
Obligation under capital lease (Note 11)                                                                              -   4,169,661
                                                                                                           -------------------------
                                                                                                              1,017,002   5,160,438
                                                                                                           -------------------------

SHAREHOLDERS' EQUITY
Capital stock (Note 5)                                                                                       57,116,962  57,449,188
Contributed surplus (Note 10)                                                                                 5,829,343   2,345,076
Deficit                                                                                                     (45,079,761) (7,605,464)
                                                                                                           -------------------------
                                                                                                             17,866,544  52,188,800
                                                                                                           -------------------------
                                                                                                           $ 33,660,707 $63,043,436
                                                                                                           =========================

                            See Description of operations, basis of presentation
                                              and going concern issue - (Note 1)

                                                      See Commitments - (Note 7)

Approved on behalf of the Board:

"G. William Felderhof"                  "Terrence F. Coughlan"

G. William Felderhof, Director           Terrence F. Coughlan, Director


  The accompanying notes form an integral part of these consolidated financial statements

                           ACADIAN MINING CORPORATION

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

                                                                                                              2008         2007
Revenue
  Lead sales                                                                                              $ 11,421,567 $  2,695,256
  Zinc Sales                                                                                                14,895,614    7,038,791
                                                                                                          --------------------------
                                                                                                            26,317,181    9,734,047
                                                                                                          --------------------------
Cost of sales
  Production costs                                                                                          27,490,838    9,068,838
  Depreciation, depletion and amortization                                                                   3,729,665    1,100,410
  Accretion                                                                                                     27,807       18,402
                                                                                                          --------------------------
                                                                                                            31,248,310   10,187,650
                                                                                                          --------------------------
Gross Profit (loss)                                                                                         (4,931,129)    (453,603)
                                                                                                          ==========================
Expenses
  Amortization                                                                                            $     81,121 $     83,421
  Filing fees                                                                                                   75,687      236,995
  Insurance                                                                                                    350,820      218,243
  Financing charges (Note 13)                                                                                  543,073      164,757
  Investor relations and shareholder information                                                               279,074      453,067
  Office and general                                                                                           714,869      343,025
  Professional fees (Note 6)                                                                                 1,287,936      628,948
  Rent                                                                                                          94,028       90,825
  Royalties                                                                                                    513,571      200,317
  Salaries and benefits                                                                                      2,364,432    1,441,959
  Stock-based compensation expense                                                                             317,610    1,995,185
  Supplies                                                                                                     584,073       84,416
  Transfer agent fees                                                                                           78,240       26,218
  Travel                                                                                                       176,708      201,558
                                                                                                          --------------------------
                                                                                                             7,461,242    6,168,934
                                                                                                          --------------------------
Operating loss before impairment charge, investment income and share investees                             (12,392,371)  (6,622,537)
Interest and other income (Note 13)                                                                             89,017      411,039
Share of income (loss) of investees accounted for using the equity method                                     (420,943)    (189,481)
Impairment charge                                                                                          (24,750,000)           -
                                                                                                          --------------------------
Net loss before income tax                                                                                 (37,474,297)  (6,400,979)
Future income tax recovery                                                                                           -   (1,029,240)
                                                                                                          --------------------------
Net loss and comprehensive loss for the year                                                              $(37,474,297)$ (5,371,739)
                                                                                                          ==========================
Loss per share - basic and diluted                                                                        $      (0.26)$      (0.05)
                                                                                                          ==========================
Weighted average number of shares outstanding - basic and diluted                                          146,248,770  116,561,926
                                                                                                          --------------------------

  The accompanying notes form an integral part of these consolidated financial statements

                           ACADIAN MINING CORPORATION

                       CONSOLIDATED STATEMENTS OF DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


                                                                                                               2008        2007
                                                                                                                $            $
Deficit, beginning of year                                                                                 $ (7,605,464)$(2,233,725)
Net loss for the year                                                                                       (37,474,297) (5,371,739)
                                                                                                           -------------------------
Deficit, end of year                                                                                       $(45,079,761)$(7,605,464)
                                                                                                           =========================

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

                                                                                                              2008         2007
Cash was provided by (used in) the following activities:
Operating:
Net loss for the year                                                                                     $(37,474,297)$ (5,371,739)
Item not requiring an outlay of cash:
  Impairment charge                                                                                         24,750,000            -
  Depreciation, depletion and amortization                                                                   3,810,786    1,265,252
  Accretion                                                                                                     26,225       18,402
  Future income tax                                                                                                  -   (3,147,845)
  Non-controlling interest in earnings                                                                         420,943      189,481
  Stock-based compensation                                                                                     317,610    1,995,185
Net change in non-cash working capital items (Note 9)                                                        9,542,991   (5,889,568)
                                                                                                          --------------------------
                                                                                                             1,394,258  (10,940,832)
                                                                                                          --------------------------
Investing:
Expenditures on mineral resource properties                                                                 (4,295,790)  (4,095,762)
Acquisitions, net of cash acquired                                                                                   -            -
Investment and advances investee                                                                                56,820            -
Acquisition of ScoZinc Royalty                                                                                       -   (1,362,121)
Mine development costs                                                                                               -   (1,245,455)
Purchase of Property, plant and equipment                                                                   (5,196,393) (17,330,683)
                                                                                                          --------------------------
                                                                                                            (9,435,363) (24,034,021)
                                                                                                          --------------------------
Financing:
Issuance of shares capital - net of cash costs and flow-through funds                                        2,873,941   27,795,151
Redemption and cancellation of common shares                                                                   (81,511)           -
Proceeds of equipment financing (net of repayments)                                                            370,997            -
Proceeds of capital lease financing                                                                            585,600    7,363,010
Repayment of capital lease obligation                                                                       (1,248,946)  (1,945,843)
Loan from Royal Roads Corp.                                                                                  2,778,367            -
Net change in Flow-through funds                                                                                     -    2,706,558
Cash held for site remediation                                                                                 (50,000)  (1,562,500)
                                                                                                          --------------------------
                                                                                                             5,228,448   34,356,376
                                                                                                          --------------------------
Net change in cash and cash equivalents for the year                                                        (2,812,657)    (618,477)
Cash and cash equivalents, beginning of the year                                                             3,022,868    3,641,345
                                                                                                          --------------------------
Cash and cash equivalents, end of the year                                                                $    210,211 $  3,022,868
                                                                                                          ==========================

  The accompanying notes form an integral part of these consolidated financial statements

                           ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


1. Description of operations, basis of presentation and going concern issues

         Scozinc Limited Companies' Creditor Arrangement Act Proceedings

         On December 22, 2008, Acadian Mining Corporation's (the "Company") wholly owned subsidiary Scozinc Limited ("ScoZinc"), requested and was granted protection under the Companies' Creditors Arrangement Act ("CCAA") for an initial period of 30 days. This was subsequently extended by the Nova Scotia Supreme Court ("Court") until May 22, 2009. The purpose of the protection and extension is to enable ScoZinc to conclude all operations and complete necessary mine site remediation efforts in order to put the mine site on care and maintenance. It will also enable ScoZinc to prepare a plan of arrangement or compromise for submission to its creditors and to the Court - Scozinc mining and milling operations ceased March 24, 2009.

         Under the terms of the initial order, Grant Thornton Limited, was named court appointed monitor under the CCAA Proceedings. The Monitor will report to the court from time to time on the financial and operational position of the Company as well as any other matters deemed relevant to the CCAA Proceedings.

         As a consequence of the CCAA Proceedings, all actions to enforce or otherwise effect payment or repayment of any liabilities preceding the petition date (December 22, 2008) have been stayed until May 22, 2009.

         As part of the CCAA Proceedings, ScoZinc obtained an order granting it access to Debtor in Possession financing ("DIP" financing) of up to $1.0 million. The DIP order grants TCE Capital Corporation (the DIP provider) a priority charge and security interest in all of the property of ScoZinc as security for repayment of amounts advanced pursuant to the DIP Facility. In the initial order the Company was granted approval for temporary DIP financing of up to $250,000 provided by two officers of the Company, which was subsequently repaid from funds advanced by TCE Capital Corporation. The Company estimates that ScoZinc will be cash flow negative in the amount of approximately $900,000 during the CCAA proceedings and that the DIP lender will be required to realize on ScoZinc's assets or rely on its guarantee from the Company to recover their advances.

         As a result of this filing the Company's long term debt, including capital lease obligations and equipment financing, was in default and has therefore been reclassified as current liabilities.

         Contributing factors

         The selling price of base metal minerals decreased dramatically during the course of the current year and particularly after November 1st which, in combination with certain production issues at ScoZinc's mine site resulted in the Company incurring operational losses, facing an increase in debt load and becoming unable to meet its cash flow requirements. This occurred in combination with the collapse of the equity and debt financing markets associated with the current global credit crisis and therefore the Company was unable to secure any additional long term debt or equity financing to help mitigate the financial impact of these issues.

         Impairment charge

         As a result of the matters described in the preceding paragraphs it was necessary to assess the recoverability of the carrying value of ScoZinc's mining assets. The Company reviewed the impact of the above noted variables, including the CCAA Proceeding and the cessation of mining operations. The estimated realizable value was then calculated by estimating the future cash flow which includes; estimating recoverable reserves; future metal prices and foreign exchange rates; and, estimating future operating and capital costs.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1. Description of operations, basis of presentation and going concern issues (Continued)

         Based on the financial matters described above and the current business environment it is not possible to accurately determine the estimated realizable value of the mine equipment and mineral properties. It is also not possible, at this time, to determine whether or not the Company will continue as a going concern and realize its assets and discharge its liabilities and commitments in the ordinary course of business. Should the Company be unable to continue as a going concern, further write downs will likely occur and they will likely be material.

         As well, given that the CCAA process being undertaken by ScoZinc is incomplete and additional financing has not been completed, further material write-downs could occur. This preliminary valuation represents management's best estimate at this time. Based on this review, the Company recorded an asset impairment charge of $24,750,000 during the year ended December 31, 2008. The allocation of the impairment charge against the various asset classes is as noted below:

                 Mining equipment and pit costs                                   $14,800,000
                   Mineral properties and deferred exploration expenditures         5,362,000
                 Deferred Mine development costs                                    1,368,000
                 Investment in Royal Roads Corp.                                    3,220,000
                                                                                --------------
                 Total impairment charge                                          $24,750,000
                                                                                ==============

         The investment in Royal Roads Corp. ("RRO") has a market value as at December 31, 2008 of $981,500. This is a long term investment of the Company and the carrying value has been adjusted to the 29.18% ownership applied to the December 31, 2008 book value of RRO representing management's estimate of the fair value of the investment.

         Financing Update

         Management of the Company continues to pursue debt and/or equity funding to resolve its current financial position, investigate possible asset sales and seek potential partners to advance its gold mineral properties to the development and mining stage. In this regard on March 17, 2009 the Company announced it had entered into an agreement with Golden River Resources Corporation ("Golden River") to complete a private placement of up to 338,111,334 common shares for aggregate proceeds of up to $10,000,000. The first tranche of $1.0 million dollars (38,111,334 shares at $0.026 per share) is subject to regulatory approvals and is expected to occur in one or more closings on or before April 10, 2009. The second tranche of $9.0 million (300,000,000 shares at $0.03 per share) will close in one or more closings and is subject to the completion of due dilligence by Golden River, the resolution of ScoZinc's CCAA Proceedings, the acquisition by the Company of the remaining 50% interest in the Fifteen Mile Stream mineral claims for a cash payment of $70,000, a non-interest bearing note payable for $1.0 million due one year from the date of acquisition and a 1% Net Smelter Royalty to Mr. Will Felderhof, President of the Company and members of his family, as well as shareholder and regulatory approval.

         Basis of presentation and going concern issues

         These financial statements have been prepared in accordance with Canadian generally accepted accounting principles on a going concern basis, which presumes the ScoZinc will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the ordinary course of business. The events noted above bring into question this assumption.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1. Description of operations, basis of presentation and going concern issues (Continued)

         As at December 31, 2008, the Company has negative working capital in the amount of $12,314,755 and shareholders equity in the amount of $17,860,493. While ScoZinc is under CCAA protection, these financial statements have been prepared using the going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The CCAA provides ScoZinc with a period of time to wind down its operations and pursue additional financing. This allowed the Company to pursue other financial options including additional financing, sale of assets or a partner for its gold properties. Should the going concern assumption prove not to be appropriate further adjustments will be required to the carrying amounts and/or classification of the Company's assets and liabilities and the adjustments are likely to be material. The consolidated financial statements do not reflect any adjustments related to conditions that occurred subsequent to December 31, 2008.

         The consolidated financial statements do not purport to reflect or provide for the consequences of the CCAA Proceedings. Specifically, these financial statements do not purport to show assets at their net realizable value on a liquidation basis or their availability to satisfy liabilities.

2.       Accounting policies

         The financial statements of the Company have been prepared by management in accordance with Canadian generally accepted accounting principles. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

         (a)      Basis of Consolidation

                  The Company accounts have been consolidated with its subsidiary, ScoZinc Limited. The Company accounts were consolidated with Royal Roads Corp. until March 31, 2007. Subsequent to March 31, 2007 Royal Roads Corp. issued shares sufficient to drop the Company's holdings to less than fifty percent. The financial statements now include Royal Roads Corp. activities on an equity accounted basis.

                  In accordance with the Company's stated accounting policy, long lived assets are reviewed and evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Management reviewed the recoverability based on the decline in world base metal prices and the lack of credit facilities which have negatively impacted base metals mines.

         (b)      Cash and cash equivalents

                  Cash and cash equivalents consists of cash, demand deposits and highly liquid short term investments with an initial term of 90 days or less.

         (c)      Revenue recognition and receivables

                  Revenue is recognized at the time that the crushed ore is shipped, which is also the time that title transfers. The crushed ore is sold under contracts that provide for the final prices to be determined by the quoted market prices in a period subsequent to the date of sale. Revenue is recorded using a provisional pricing based on the market prices in the month of shipment and the assayed amount of minerals contained in the crushed ore.

                  Variations between the price recorded at shipment and the final prices are caused by changes in the market and result in an embedded derivative in accounts receivable. The embedded derivative is recorded at fair value each period until the final settlement occurs, with changes in the fair value classified as a component of revenue.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2.       Accounting policies (Continued)

         (d)      Inventories

                  Inventory is recorded at the lower of cost and net realizable value. The classifications include stockpiled ore, in-process inventory, finished goods inventory and materials. The costs of production inventory include direct production costs and attributable overheads including amortization and accretion expenses.

                  Stockpiles are comprised of coarse ore that has been extracted from the mine and is awaiting further processing. Mining production costs are added to the stockpiles as incurred and removed from the stockpile based on an average cost per tonne as the material is moved to a further phase of production.

                  In process and concentrate inventories include costs of the ore removed from the stockpile as well as mill production costs incurred to convert the ore into a saleable product. Costs are determined on an average basis.

                  Mine and mill supplies include equipment parts, fuel and reagents consumed in ore processing. Materials and supplies are valued at the lower of average cost or replacement cost.

         (e) Mining interests and deferred development and exploration expenditures

                  It is the Company's policy to defer expenditures related to the exploration and development of its mining properties, including direct administrative expenditures, until such time as they are brought into production or are deemed economically unfeasible. Upon commencement of commercial production, the cost of acquiring the mining property and all related deferred exploration and development expenditures will be amortized on a unit of production basis. Should the properties be abandoned or be determined to be economically unfeasible they will be written off in their entirety.

         (f)      Stripping Costs

                  The Company accounts for stripping costs according to CICA Emerging Issues Committee (EIC) No. 160, "Stripping Costs Incurred in the Production Phase of a Mining Operation". EIC-160 clarifies the treatment of costs associated with activity of removing overburden and other mine waste materials in the production stage and requires that these costs be charged to income in the period in which they are incurred, except when the stripping activity provides a betterment to the property. Costs represent a betterment when the stripping provides access to reserves that will be produced in future periods that would not have otherwise been accessible in the absence of the activity.

         (g)      Property, plant and equipment

                  Property, plant and equipment are recorded at cost. Depreciation is provided for on head-office assets using the declining balance method at the following annual rates (in the year of acquisition one-half of the calculated depreciation is recognized):

                  Vehicles                                             30%
                  Building                                              5%
                  Office fixtures and computer equipment               20%

                  Assets from the ScoZinc acquisition are depreciated on a straight line balance method over the expected life of the mine at thirteen and one half years, assets under capital lease are depreciated on a straight line basis over the four year term of the lease.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2.       Accounting policies (Continued)

         (h)      Leases

                  Leases meeting certain criteria are accounted for as a capital lease. Imputed interest is charged against income. The capitalized value of the assets is depreciated over the term of the lease. The Company has entered into leasing agreements of four year terms for mining equipment. Obligations under capital leases are reduced by the rental payments net of imputed interest. All other leases are treated as operating lease.

         (i)      Stock based compensation

                  The Company has a stock-based compensation plan that is described in Note 6. The CICA Handbook, Section 3870, establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments for goods and or services. The Section requires that awards of stock be measured at fair value.

         (j)      Earnings per share

                  The Company has adopted the new recommendations of the CICA Handbook section 3500, Earning per Share ("EPS"). The revised section requires the presentation of both basic and diluted EPS on the face of the income statement regardless of the materiality of the difference between them. In addition, the new recommendations require the use of the treasury stock method to compute the dilutive effects of options, warrants and similar instruments as opposed to the previous method used which was the imputed earnings approach. The section also requires the disclosure of a reconciliation of the calculation of basic and diluted EPS.

         (k)      Flow-though shares

                  The Company accounts for the future income tax effect of flow-through share offerings as laid out in Emerging Issues Committee ("EIC") 146. As required under EIC 146 any future income tax effect of the flow-through offering is recognized as a share issue expense in the period in which the expenditures are renounced under the provision of the Income Tax Act.

         (l)      Reclamation and Closure Costs

                  Effective January 1, 2004, the Company adopted CICA 3110, "Asset Retirement Obligations" which requires that the estimated fair value of liabilities for asset retirement obligations be recognized in the period in which they are incurred. A corresponding increase to the carrying amount of the related asset is recorded and depreciated over the life of the asset. The estimates used in the valuations are based primarily on legal and regulatory requirements. It is possible that the Company's estimates of its ultimate reclamation and closure liabilities could change as a result of changes in regulations, the extent of environmental remediation required, the means of reclamation or cost estimates. Changes in estimates are accounted for prospectively from the period the estimate is revised.

         (m)      Long-lived assets

                  The Company monitors the recoverability of long-lived assets, based on factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable. The impairment loss is calculated as the amount by which the carrying amount of the asset exceeds the undiscounted estimate of future cash flows from the asset.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2.       Accounting policies (Continued)

         (n)      Financial instruments

                  Effective January 1, 2007, the Company adopted the following new CICA Handbook sections regarding financial instruments:
                  (i) Section 3855, Financial Instruments - Recognition and Measurement; (ii) Section 3861 - Financial Instruments - Disclosure and Presentation; (iii) Section 3865, Hedges; and
                  (iv) Section 1530 - Comprehensive Income.These sections provide standards for recognition, measurement, disclosure and presentation of financial assets, financial liabilities and non-financial derivatives. The standard requires all financial instruments within its scope, including derivatives, to be included on the balance sheet and measured either at fair value or in certain circumstances at cost or amortized cost. Changes in fair value are recognized in either the statement of operations or the statement of comprehensive income.

                  All financial assets and liabilities are classified into one of the following five categories: held for trading, held to maturity, loans and receivables, available for sale financial assets, or other financial liabilities. Held for trading financial assets are measured at fair value and changes are recognized in net income; available for sale financial assets are measured at fair value with changes recorded in other comprehensive income until the investment is derecognized or impaired at which time the amounts would be recorded in net income. Loans and receivables, held to maturity investments and other financial liabilities are measured at amortized cost.

                  Under the new standards, policies followed for periods prior to the effective date generally are not reversed and therefore, the comparative figures have not been restated. The adoption of these Handbook sections had no impact on the opening retained earnings.

                  The Company has designated its cash and cash equivalents as held for trading, which are measured at fair value. Accounts receivable are classified as loans and receivables which are measured at amortized cost. As mentioned in Note 2(c) the Company's accounts receivable from mineral sales have an embedded derivative due to the price fluctuations in the quoted market prices. Under the new standards, embedded derivatives are treated as separate derivatives if their economic characteristics and risks are not clearly or closely related to that of the host instrument, the terms of the embedded derivative are the same as those of a stand alone derivative, and the combined contract is not held for trading or designated at fair value. These embedded derivatives are measured at fair value at each balance sheet date with subsequent changes recognized in net earnings (loss) in the period the changes arise. Accounts payable and accrued liabilities are classified as other financial liabilities. The Company has neither available for sale or held to maturity instruments.

                  As at December 31, 2008 the fair values of the Company's assets and liabilities approximate their carrying value due to the relatively short maturity or current market rate associated with these instruments.

                  Section 3865 of the CICA Handbook specifies the circumstances under which hedge accounting is permissible and how hedge accounting may be performed. The Company currently does not hold any financial instruments designated for hedge accounting.

                  Section 1530 of the CICA Handbook introduces the term Comprehensive income, which consists of net earnings and other comprehensive income (OCI). Comprehensive income represents changes in Shareholders equity during the period arising from transactions and other events with non-owner sources. OCI includes gains and losses unrealized from available for sale assets, that are excluded from net earnings in accordance with GAAP. The Company currently has not designated any instruments as available for sale and therefore does not currently have any OCI.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2.       Accounting policies (Continued)

         (o)      Future income taxes

                  The Company accounts for income taxes under the asset and liability method. The difference between the tax basis of assets and liabilities and their carrying value on the balance sheet is used to calculate future tax assets and liabilities. The future tax assets and liabilities have been measured using substantively enacted tax rates that will be in effect when the differences are expected to reverse.

         (p)      Foreign Currency Translation

                  Revenues and expenses denominated in foreign currencies are translated into Canadian dollars at the average exchange rate for the period.

         (q)      Investment in Company Subject to Significant influence

                  Investments in companies subject to significant influence are carried using the equity method of accounting under which the investment is originally recorded at costs and is adjusted for the investors share of the investees income or loss. The investment in companies subject to significant influence will be written down when there is a decline in value that is other than temporary.

         (r)      Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

         (s)      Changes in Accounting policies

                  The Canadian Institute of Chartered Accountants ("CICA") issued the following new Handbook Sections, which were effective for interim periods beginning on or after October 1, 2007 and were adopted in the current fiscal year:

                  i) Section 3862, "Financial Instruments - Disclosures", describes the required disclosure for the assessment of the significance of financial instruments for an entity's financial position and performance and of the nature and extent of risks arising from financial instruments to which the entity is exposed and how the entity manages those risks. This section and
                           Section 3863, "Financial Instruments - Presentation" replaced Section 3861, "Financial Instruments - Disclosure and Presentation".

                  ii) Section 3863, "Financial Instruments - Presentation", establishes standards for presentation of financial instruments and nonfinancial derivatives.

                  iii) Section 1535, "Capital Disclosures", establishes standards for disclosing information about an entity's capital and how it is managed. It describes the disclosure requirements of the entity's objectives, policies and processes for managing capital, the quantitative data relating to what the entity regards as capital, whether the entity has complied with capital requirements, and, if it has not complied, the consequences of such non-compliance.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


2.       Accounting policies (Continued)

         (s)      Changes in Accounting policies (Continued)

                           The additional disclosures, required as a result of the adoption of (i) Sec 3862 and 3863, have been included in Note 15, Financial Instruments and (ii). Sec 1535, have been included in Note 16, Capital management.

                    iv) In June 2007, the CICA issued Section 3031, "Inventories", to harmonize accounting for inventories under Canadian GAAP with IFRS. This standard requires the measurement of inventories at the lower of cost and net realizable value and includes guidance on the determination of cost, including allocation of overheads and other costs to inventory. The standard also requires the consistent use of either first-in, first-out (FIFO) or weighted average cost formula to measure the cost of inventories and requires the reversal of previous write downs to net realizable value when there is a subsequent increase in the value of inventories. The new standard applies to fiscal years beginning on or after January 1, 2008. The Company adopted this standard on January 1, 2008.

         (t)      Accounting pronouncements applicable to future periods

                  i)       Sections 3064 and 1000 - Goodwill and Intangible
                           Assets

                           In February 2008, the CICA issued new Section 3064, "Goodwill and intangible assets", replacing Section 3062, "Goodwill and Other intangible assets", and
                           Section 3450, "Research and development costs".
                           Section 3064 addresses when an internally developed intangible asset meets the criteria for recognition as an asset. The Section also issued amendments to
                           Section 1000, "Financial Statement Concepts". These changes are effective for fiscal years beginning on or after October 1, 2008, with earlier adoption permitted, and will be adopted by the Company effective January 1, 2009. The objectives of the changes are to reinforce a principles-based approach to the recognition of costs as assets and to clarify the application of the concept of matching revenues and expenses in Section 1000. Collectively, these changes bring Canadian practice closer to International Financial Reporting Standards and U.S. GAAP by eliminating the practice of recognizing as assets a variety of startup, preproduction and similar costs that do not meet the definition and recognition criteria of an asset. The Company has determined that adoption of the new standards will not have a significant effect on the Company's financial statements.

                  ii) International Financial Reporting Standards ("IFRS")

                           The CICA plans to require public companies to adopt IFRS effective no later than January 1, 2011. Management is planning to review the transition to IFRS and determine the potential impact, if any, on the Company's consolidated financial statements.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


3. Property, plant and equipment


                                                                                                Accumulated   Impairment
                                                                                        Cost    Depreciation    Charge        Net
Office:
Building                                                                           $   120,840 $       9,457 $         - $   111,383
Automotive equipment                                                                   122,748        46,366           -      76,382
Equipment                                                                              165,000        29,550           -     135,450
Office fixtures and computer equipment                                                 525,732       155,345           -     370,387
                                                                                   -------------------------------------------------
                                                                                       934,320       240,718           -     693,602
                                                                                   -------------------------------------------------
Mine site:
Land                                                                                   566,950             -           -     566,950
Building                                                                             2,370,491       283,628           -   2,086,863
Automotive equipment                                                                   392,547        97,153           -     295,394
Mobile equipment under capital lease                                                 8,183,999     2,551,611   1,878,500   3,753,888
Equipment                                                                           18,709,641     1,688,407  12,921,500   4,099,734
                                                                                   -------------------------------------------------
                                                                                    30,223,628     4,620,799  14,800,000  10,802,829
                                                                                   -------------------------------------------------
Balance December 31, 2008                                                          $31,157,948 $   4,861,517 $14,800,000 $11,496,431
                                                                                   =================================================
Office:
Building                                                                           $    53,932 $       5,355 $         - $    48,577
Automotive equipment                                                                    72,394        24,421           -      47,973
Equipment                                                                              165,000        14,775           -     150,225
Office fixtures and computer equipment                                                 335,719        63,636           -     272,083
                                                                                   -------------------------------------------------
                                                                                       627,045       108,187           -     518,858
                                                                                   -------------------------------------------------
Mine site:
Land                                                                                    83,761             -           -      83,761
Building                                                                             2,238,454       106,224           -   2,132,230
Automotive equipment                                                                   321,656        32,166           -     289,490
Equipment                                                                            7,451,450       728,991           -   6,722,459
                                                                                    15,235,954       519,139           -  14,716,815
                                                                                   -------------------------------------------------
                                                                                    25,331,275     1,386,520           -  23,944,755
                                                                                   -------------------------------------------------
Balance December 31, 2007                                                          $25,958,320 $   1,494,707 $         - $24,463,613
                                                                                   =================================================

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

4. Mineral resource properties

   Mineral resource properties consist of the following:

                                                                                                Accumulated   Impairment
                                                                                        Cost     Depreciation   Charge      Total
Nova Scotia:
Forest Hill                                                                          $1,347,481 $   2,174,760 $        - $ 3,522,241
Beaver Dam                                                                              564,762     4,546,424          -   5,111,186
Tangier                                                                                 290,598       476,426          -     767,024
Goldenville                                                                             183,483       598,275          -     781,758
ScoZinc Mine(1)                                                                       2,756,289       722,305  3,478,594           -
Other                                                                                 1,499,887     4,247,641  1,883,406   3,864,122
                                                                                     -----------------------------------------------
Balance December 31, 2008                                                            $6,642,500 $  12,765,831 $5,362,000 $14,046,331
                                                                                     ===============================================
Nova Scotia:
Forest Hill                                                                          $1,345,245 $   2,086,774 $        - $ 3,432,019
Beaver Dam                                                                              556,470     4,252,703          -   4,809,173
Tangier                                                                                 282,580       362,170          -     644,750
Goldenville                                                                             178,892       572,807          -     751,699
ScoZinc Mine                                                                          2,452,494       666,205          -   3,118,699
Other                                                                                   838,709     1,855,534          -   2,694,243
                                                                                     -----------------------------------------------
Balance December 31, 2007                                                            $5,654,390 $   9,796,193 $        - $15,450,583
                                                                                     ===============================================

(1) As of July 1, 2007, ScoZinc Limited's Scotia Mine property is being amortized over the expected life of the mine, which was eight years. The costs are net of accumulated amortization of $479,836 (2007-$49,756).

(2) In accordance with the Company's stated accounting policy, long lived assets are reviewed and evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Management reviewed the recoverability based on the decline in world base metal prices and the lack of credit facilities which contributed to its subsidiary ScoZinc Limited seeking protection under the Companies' Creditors Arrangement Act.

     Based on the review, the Company recorded an impairment charge which was allocated to the open pit at Scotia Mine, zinc milling, mining and storage assets and base metal claims associated with the Scotia Mine.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


5. Capital Stock

   Authorised:

                 Unlimited number of common shares
                 Unlimited number of preference shares


Capital stock is made up as follows:                         2007           2008
Warrants (i)                                            $    3,330,829        $53,900
Unlimited number of preference shares (ii)                  54,118,359     57,063,062
                                                        ------------------------------
                                                        $   57,449,188    $57,116,962
                                                        ==============================
(i) Warrants issued:
       Balance December 31, 2006                                         $  1,190,561
         Issued during the year - private placements                        2,888,883
         Value allocated to common shares on exercise                        (748,615)
                                                                        --------------
       Balance December 31, 2007                                            3,330,829
         Broker warrants issued                                                53,900
         Value of expired warrants allocated to contributed surplus        (3,330,829)
                                                                        --------------
       Balance December 31, 2008                                         $     53,900
                                                                        ==============
(ii) Common shares issued:                                # of shares      $ value
       Balance December 31, 2006                           106,658,941     29,708,038
         Issued for mining properties                          117,500        112,275
         Options exercised                                     330,000        127,905
         Warrants exercised                                 15,931,466     8 ,829,314
         Warrant value allocated to common shares on
          exercise                                                            748,615
         Private placement                                  19,050,000     17,854,059
         Less: Share issue costs                                           (3,261,847)
                                                        ------------------------------
       Balance December 31, 2007                           142,087,907     54,118,359
         Issued for mining properties                          120,000         42,000
         Options exercised                                     350,000        208,000
         Warrants exercised                                   (155,000)       (51,589)
         Warrant value allocated to common shares on
          exercise
         Private placement                                  11,000,000      3,000,000
         Less: Share issue costs                                             (253,708)
                                                        ------------------------------
       Balance December 31, 2008                           153,402,907    $57,063,062
                                                        ==============================

         (a) During the prior year the Company completed a private placement for a total of 19,050,000 equity units ("Units") at a price of $1.05 per Unit for aggregate gross proceeds of $20,002,500 ("Offering"). Each Unit consisted of one common share and one-half of one common share purchase warrant ("Warrant"). One whole Warrant entitled the holder to subscribe for one common share for $1.35 at any time until September 30, 2008. The Warrants were allocated a value of $1,492,520. None of the warrants were exercised before they expired.


                  The Company paid the underwriters a work fee and a cash commission equal to 6.75% of the proceeds of the Offering and issued warrants to acquire 1,285,875 Underwriter Unit Warrants. The Underwriter Unit Warrants were exercisable at $1.05 at any time until July 21, 2008. Each Underwriter Unit Warrant was comprised of one Common Share and one quarter of one Common Share purchase warrant, with each whole warrant entitling the holder to acquire one Common Share at $1.35 at any time July 21, 2008. None of the Underwriter Unit Warrants were exercised before they expired. # The securities issued in connection with the Offering were subject to a four month hold period from the date of issue.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


5.       Capital Stock (Continued)

         (b) During the year the Company completed a private placement for 6,000,000 common shares at a price of $0.25 per share and 5,000,000 flow-through common shares at a price of $0.30 for aggregate gross proceeds of $3,000,000.


                  The Company paid the underwriters a work fee and a cash commission equal to 6% of the proceeds of the private placement and issued Broker warrants to acquire 220,000 common shares at $0.30 per common share exercisable anytime until September 2, 2009.


                  The securities issued in connection with the Offering were subject to a four month hold period from the date of issue.


         Stock-based compensation plan

         The Company has a common share purchase option plan (the "Plan") for directors, officers, and employees. Options granted under the Plan have a five-year term. Options are granted at a price no lower than the market price of the common shares at the time of the grant.

         A summary of the Company's options at December 31, 2007 and December 31, 2008 is presented below:

                                       Options      Weighted-Average
                                      Outstanding     Exercise Price
                                  -----------------------------------
         At December 31, 2006             5,377,000             $0.46
           Exercised                       (330,000)            $0.20
           Cancelled                       (300,000)            $1.10
           Granted                        3,300,000             $1.03
                                  -----------------------------------
                                          8,047,000             $0.68
         At December 31, 2007
           Granted                          685,000             $0.58
           Cancelled                       (350,000)            $1.10
           Expired                       (1,172,000)            $0.35
           Exercised                       (350,000)            $0.20
                                  -----------------------------------
         At December 31, 2008             6,860,000             $0.80
                                  ===================================


         The weighted average exercise price of options granted during the year was $0.46 (2007 - $0.60)

         The following table summarizes information about the options outstanding at December 31, 2008:

                      Options
         Exercise  Outstanding and    Remaining
           Price     Exercisable    Contractual Life
         -------------------------------------------
           $  0.38          200,000    .1 years
           $  0.20          475,000    .8 years
           $  0.18          125,000    4.8 years
           $  0.82          100,000    3.9 years
           $  0.71        1,500,000    2.3 years
           $  0.53        1,350,000    2.9 years
           $  1.12          350,000    3.3 years
           $  1.00        2,000,000    3.5 years
           $  1.01          200,000    3.7 years
           $  0.71        2,000,000    3.5 years
           $  1.01          260,000    4.2 years
           $  0.58          300,000    4.5 years
                  ----------------------------------
                          6,860,000    3.0 years
                  ==================================

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


5.       Capital Stock (Continued)

         The following table summarizes information about the options outstanding at December 31, 2007:

              Exercise         Options Outstanding        Remaining
                Price            and Exercisable      Contractual Life
        -----------------------------------------------------------------
                $0.20                       825,000            0.4 years
                $0.35                     1,172,000            0.9 years
                $0.38                       200,000            1.1 years
                $0.71                     1,500,000            1.8 years
                $0.53                     1,350,000            3.9 years
                $1.12                       350,000            4.7 years
                $1.00                     2,000,000            4.5 years
                $1.01                       250,000            4.3 years
                $1.10                       300,000            0.3 years
                $0.82                       100,000            4.9 years
                               ------------------------------------------
                                          8,047,000            3.0 years
                               ==========================================

         Share purchase warrants

         A summary of the Company's warrants at December 31, 2007 and December 31, 2008 is presented below:

                                                         Warrants            Weighted-Average
                                                       Outstanding            Exercise Price
                                                   -------------------------------------------
        At December 31, 2006                                 15,973,128                 $0.55
            Exercised                                       (15,920,616)                $0.55
            Expired                                             (52,512)                $0.51
            Granted                                          11,132,344                 $1.32
                                                   -------------------------------------------
                                                             11,132,344                 $1.32
        At December 31, 2007
            Expired                                         (11,132,344)                $1.32
            Granted                                             220,000                 $0.30
                                                   -------------------------------------------
        At December 31, 2008                                    220,000                 $0.30
                                                   ===========================================

         The following table summarizes information about the warrants outstanding at December 31, 2008:

                                    Warrants
              Exercise           Outstanding and
                Price              Exercisable             Expiry
        -----------------------------------------------------------------
                $0.30                       220,000       0.3 years
                               ===================== ====================

         The following table summarizes information about the warrants outstanding at December 31, 2007:

                                    Warrants
              Exercise           Outstanding and
                Price              Exercisable             Expiry
        -----------------------------------------------------------------
                $1.35                     9,525,000       .75 years
                $1.05                     1,285,875       .5 years
                $1.35                       321,469       .5 years
                               ------------------------------------------
                                         11,132,344      0.71 years
                               ==========================================

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


6.       Related Party Transactions

         At year end there were $2,778,367 in advances payable to Royal Roads Corp. due November 30, 2009 with interest at 10 percent per annum, payable quarterly. The Company guaranteed the full amount of the debt and, as security therefore, granted security over all of its assets, including the share of Royal Roads Corp. that it owns. In addition, ScoZinc issued a debenture in the amount of $2.775 million over all of its assets with a fixed charge on the Scotia Mine facility in support of the borrowings. The Company has accrued $124,898 in interest on this loan. Royal Roads Corp. released its security, as it relates to ScoZinc assets, as part of the CCAA Proceedings disclosed in note 1.

         The Company shares office facilities with Royal Roads Corp and Buchans River Ltd. During the year the Company recovered $207,893 in common costs from these companies. The amount recovered is estimated to be the fair value of the costs.

         Included in Professional Fees is $60,500 and in Deferred Exploration costs is $60,500 in consulting fees paid to a director of the Company.

         As at December 31, 2008, the Debtor in Possession financing (of $170,000) was provided by two individuals who are officers and directors of the Company, which was subsequently repaid from the Debtor in Possession financing provided by TCE Capital Corporation.

         All related party transactions and balances have been recorded at amounts agreed to by the parties which approximate the exchange amount.

7.       Commitments

         The Company is committed to minimum annual lease payments of $ 103,607 on its premises until October, 2013.

         The Company has agreed with the Province of Nova Scotia to remediate the Scotia Mine facility to an agreed status at the end of mining operations at the site. The Company had previously deposited $1,400,000 with the Province to guarantee the remediation work. The rehabilitation cost has been set up in the Company accounts and is being charged to operations over the estimated life of the mine.

         In March of 2009 the Company commenced a slope stability project in the Scotia Mine pit with an estimated cost of $700,000. The Province of Nova Scotia has agreed to release funds from the remediation bond to fund the project. The Company has agreed to restore the bond to $1,400,000 prior to the re-commencement of operations in the pit.

         During the year the Company raised $1,500,000 in capital through the issue of flow through shares. At year end the Company had spent $557,139 on qualifying activities. If the Company does not expend the balance of funds, $942,861, prior to December 31, 2009 they would be liable to repay the investors the tax credits claimed on these funds. The estimated maximum liability is one half of the funds not spent.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

8. Income taxes

         The Company has available approximately $28,151,000 (2007 - $9,845,000) in non-capital loss carry-forwards which can be carried forward and used against future taxable income until expiry as noted below. In addition, the Company has available approximately $1,991,000 in share issue costs for tax purposes which can be deducted from taxable income on a straight line basis over a five year period. The benefit associated with these losses has not been recognized.

                         2009  $            138,000
                         2010               800,000
                         2014             1,070,000
                         2015             1,393,000
                         2026             4,125,000
                         2027             8,425,000
                         2028            12,200,000
                               ---------------------
                               $        28,151,000
                               =====================

         The Company has the following future income tax assets and (liabilities):

                                                                   2007                  2008
                                                            ------------------------------------------
                                                            $         3,556,000  $         7,885,000
        Non capital losses and share issue costs
        Mineral resource properties                                 (1,466,000)             1,233,000
        Property, plant and equipment and other                         815,000             2,590,000
        Valuation allowance                                         (2,905,000)          (11,708,000)
                                                            ------------------------------------------

        Liability recognized in the financial statements    $                 -  $                 -
                                                            ==========================================

         The following reconciles the effective tax rate to the statutory rate on a percentage basis:



                                                                   2007                  2008

        Statutory tax rate                                               36.12%                34.67%
        Tax effect of losses not recognized                             -20.05%               -34.67%
        Tax effect of non deductible expenses                             0.00%                 0.00%
                                                            ------------------------------------------
        Effective tax rates                                              16.07%                 0.00%
                                                            ==========================================

9.       Supplemental cash flow information



                                                                   2007                  2008
                                                            ------------------------------------------
        Change in non-cash working capital:
            Accounts receivable                             $        (4,659,217) $          4,337,747
            Prepaid expenses and deposits                                 4,582                 1,743
            Accounts payable and accrued liabilities                  3,039,270             2,257,284
            Debtor in possession financing                                    -               170,000
            Inventory                                                (4,274,203)            2,776,217
                                                            ------------------------------------------
                                                            ==========================================

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

9.      Supplemental cash flow information (Continued)


                                                                   2007                  2008
        Non-cash financing and investing activities:
            Common shares issued for interest in
            mineral resource properties                     $            42,000  $           112,275
            Agents warrants issued                          $            53,900  $           760,442
            Future income tax recognized on
            renounced CEE                                   $                 -  $         1,029,240
            Cash paid for interest                          $           365,407  $           131,624
            Cash paid for income taxes                      $                 -  $                 -

10.      Contributed surplus

        Balance December 31, 2006                                                $           540,571
            Issue of options on acquisition of claims                                         43,351
            Stock based compensation                                                       1,761,154
                                                                                 --------------------

        Balance December 31, 2007                                                $         2,345,076
            Excess of acquisition price over capital value of cancelled shares               (29,922)
            Value of unexercised expired warrants                                          3,330,829
            Stock based compensation                                                         317,610
            Transfer to share capital on exercise of options                                (134,250)
                                                                                 --------------------
        Balance December 31, 2008                                                $         5,829,343
                                                                                 ====================

         In determining the stock-based compensation expense, the fair value of the options issued were estimated using a Black-Scholes option pricing model with the following weighted average assumptions used: dividend yield of 0% (2007-0%), expected volatility of 108% (2007-77%), risk free interest rate of 3.25% (2007-4.4%) and expected life of 60 months (2007 - 60 months).


11.      Obligation Under Capital Leases and Equipment loans payable

         Obligation Under Capital Lease

         ScoZinc has entered into lease agreements for heavy equipment with Komatsu Finance ("Komatsu") which transfer substantially all the benefits and risks of ownership to ScoZinc. The leases bear interest at 7.2%, are for a four year term and have an option for Scozinc to acquire the assets for 10% of the original cost. ScoZinc placed a twenty percent down payment on the leases. ScoZinc's obligations under the leases are guaranteed by the Company.

         ScoZinc suspended payments to Komatsu in December 2008 prior to seeking protection under the Companies' Creditor Arrangement Act. In February ScoZinc returned a portion of the leased fleet and Komatsu has agreed to leave the balance of the equipment in place until mid April when ScoZinc's slope stability project is scheduled to be completed. ScoZinc is currently paying $7,000 per week in interest to Komatsu. As the lease payments are in default they are all considered to be current liabilities.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

11.      Obligation Under Capital Leases and Equipment loans payable (Continued)

         Obligation Under Capital Lease (Continued)

         The annual lease payments due in each of the next 5 years were:

                                          2009  $          1,820,251
                                          2010             1,726,896
                                          2011             1,603,590
                                          2012                91,569
                                                ---------------------
                                                           5,242,306
            Less: amount representing interest              (488,485)
                                                ---------------------
                                                $          4,753,821
                                                =====================

         Equipment loans:

         During the current year ScoZinc entered into equipment loans for various pieces of equipment with an average interest rate of 2%. The loans are secured by the equipment financed and are guaranteed by the Company. ScoZinc has defaulted on payments are therefore the loans are all considered current liabilities.

         The annual principal payments due in each of the next 5 years were:

                                          2009  $            162,905
                                          2010               157,810
                                          2011                50,282
                                                ---------------------
                                                             370,997
                         Less: current portion              (370,997)
                                                ---------------------
                                                $                 -
                                                =====================

12.      Inventories

         Inventories are valued at the lower of cost and net realizable value.

                                                                   2007                  2008
                                                            ------------------------------------------

            Parts inventory                                 $           496,253  $            772,451
            Ore in stock piles                                        2,012,524                     -
            Zinc and lead concentrates                                1,765,425               682,904
                                                            ------------------------------------------
                                                            $         4,274,202  $          1,455,355
                                                            ==========================================

         Inventories of lead and zinc concentrates in the current year are being carried at net realizable value as the ScoZinc's cost is higher than net realizable value. The Ore in stock piles has been completely written off due to the fact that based on current selling prices ScoZinc is only recovering the costs of milling the ore. The write down of inventory during the year amounted to approximately $3.0 million dollars and is included in production costs.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

13.         Interest and Other Income



                                                                   2007                  2008

            Interest Income                                 $           280,381  $           119,058
            Foreign exchange loss                                       (11,760)             (37,432)
            Miscellaneous revenue                                       142,418                7,391
                                                            ------------------------------------------
                                                            $           411,039  $            89,017
                                                            ==========================================

         Financing Charges

            Interest on Long term debt                      $           131,624  $           365,407
            Interest and bank charges                                    33,133               52,768
            Interest on Royal Roads Corp. loan                                -              124,898
                                                            ------------------------------------------
                                                            $           164,757  $           543,073
                                                            ==========================================

14.      Investment in Royal Roads Corp.

         At year end the Company owned approximately 32.7 million shares of Royal Roads Corp. representing 29.18% of the issued and outstanding shares of Royal Roads Corp. The investment is accounted for using the equity method of accounting.

         During the current year as part of its impairment analysis the Company wrote down this investment from its carrying value of approximately
         0.22 per share to 0.12 per share. Management believes that this value more accurately reflects the investments long term value. The write down amounted to $3.2 million.

         The market value of the investment at December 31, 2008 was approximately $981,500.


15.      Financial Instruments

         Credit Risk

         There are no significant concentration on credit risk. The credit risk exposure is considered normal for the business.

         Fair value of financial instruments

         The book value of cash and cash equivalents, receivables, and accounts payable and accrued liabilities all approximate their fair values at December 31, 2008.

         The fair value of the embedded derivative in the accounts receivable sales contracts at December 31, 2008 was a liability of $736,548 which is netted against the accounts receivable account where the original contract is recorded.

         Interest rate risk

         The Company's debt is limited to accounts payable and an obligation under capital leases therefore there is limited exposure to interest rate risk.

         Foreign currency rate risk

         The Company does not currently have any hedges in place for foreign currency risk. All revenue and expenses denominated in foreign currencies are recorded using the average exchange rate for the period.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

16.      Capital Management

         The Company's objective when managing capital are: (i) to ensure sufficient liquidity to support its financial obligations and execute its operating and strategic plans; (ii) to minimize the cost of capital while taking into consideration current and future industry, market and economic risks and conditions, and (iii) to maintain an optimal capital structure that provides necessary financial flexibility while also ensuring compliance with any financial covenants.

         The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to pursue the development of its mining properties and to maintain flexible capital structure which optimizes the costs of capital at an acceptable rate.

         In the management of capital the Company includes shareholders' equity and long term debt in the definition of capital as follows:


                                                                   2007                  2008

            Shareholders' Equity                            $        52,188,500  $        17,860,493
            Equipment loans                                                   -              370,997
            Capital Leases                                            5,417,173            4,753,821
                                                            ------------------------------------------
                                                            $        57,605,673  $        22,985,311
                                                            ==========================================

         There are no externally imposed capital requirements. The Company manages the capital structure and makes adjustments to it depending on economic conditions and the rate of anticipated expenditures. To maintain or adjust the capital structure, the company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents and investments.

17.      Subsequent Event

         On March 17, 2009 the Company announced it had entered into an agreement with Golden River to complete a private placement of up to 338,111.334 for aggregate proceeds of up to $10,000,000. The first tranche of $1.0 million (38,111,334 shares at $0.026 per share) is subject to regulatory approvals and is expected to occur April 10, 2009. The second tranche of $9.0 million 300,000,000 shares at $0.03 per share) will close in one or more closings and is subject to completion of due diligence by Golden River, the resolution of ScoZinc's CCAA proceedings, the acquisition by the Company of the remaining 50% in the Fifteen Mile Stream mineral claims for a cash payment of $70,000, a non-interest bearing note payable of $1.0 million due one year from the date of acquisition and a 1% Net Smelter Royalty to Mr. Will Felderhof, President of the Company and members of his family, as well as regulatory and shareholder approval.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

18. Differences between Canadian and United States Generally Accepted Accounting principles

         The impact of the differences between Canadian GAAP and US GAAP on the consolidated balance sheets would be as follows:


                                                                              2008
                                                 ----------------------------------------------------------------
                                                   Balance Cdn GAAP        Adjustments        Balance US GAAP
                                                 ----------------------------------------------------------------

        Current assets                           $          2,462,406  $                 -  $           2,462,406
        Cash held for site remediation                      1,612,500                    -              1,612,500
        Property, plant and equipment                      11,496,431                    -             11,496,431
        Investment in Royal Roads Corp. (i)                 4,043,039           (2,652,608)             1,390,431
        Mineral resource properties (ii)                   14,046,331          (12,203,425)             1,842,906
                                                 ----------------------------------------------------------------
                                                 $        33,660,707   $       (14,856,033) $          18,804,674
                                                 ================================================================

        Current Liabilities (v)                  $        14,777,161   $           250,000  $          15,027,161
        Accrued site remediation                            1,017,002                    -              1,017,002
        Shareholders' equity                               17,866,544          (15,106,033)             2,760,511
                                                 ----------------------------------------------------------------
                                                 $        33,660,707   $       (14,856,033) $         18,804,674
                                                 ================================================================


                                                                              2007
                                                 ----------------------------------------------------------------
                                                   Balance Cdn GAAP        Adjustments        Balance US GAAP
                                                 ----------------------------------------------------------------

        Current assets                           $         12,579,518  $                 -  $          12,579,518
        Cash held for site remediation                      1,562,500                    -              1,562,500
        Property, plant and equipment                      24,463,613                    -             24,463,613
        Deferred development costs (iii)                    1,245,455           (1,245,455)                     -
        Investment in Royal Roads Corp. (i)                 7,741,767           (4,310,814)             3,430,953
        Mineral resource properties (ii)                   15,450,583          (12,112,256)             3,338,327
                                                 ----------------------------------------------------------------

                                                 $        63,043,436   $       (17,668,525) $          45,374,911
                                                 ================================================================

        Current Liabilities (v)                  $          5,694,198  $                    $           5,694,198
        Accrued site remediation                              990,777                    -                990,777
        Obligation under capital lease                      4,169,661                    -              4,169,661
        Shareholders' equity                               52,188,800          (17,668,525)            34,520,275
                                                 ----------------------------------------------------------------

                                                 $        63,043,436   $       (17,668,525) $          45,374,911
                                                 ================================================================

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007



18. Differences between Canadian and United States Generally Accepted Accounting principles (Continued)

         The impact of the differences between Canadian GAAP and US GAAP on the consolidated statements of loss and comprehensive loss would be as follows:

                                                                              2008                  2007
                                                                       ------------------------------------------

        Net loss and comprehensive loss for the year, Canadian GAAP    $       (37,474,297)  $       (5,371,739)

        Adjustment
            Reversal of write off of deferred exploration costs
            included in impairment charge                                        3,713,800                    -
            Partial reversal of write down of investment in Royal
            Roads Corp (vi)                                                      2,376,550                    -
            Deferred exploration costs (ii)                                     (2,982,678)          (1,800,027)
            Share of income (loss) of investees accounted for using
            the equity method (i)                                               (1,540,586)            (931,398)
            Deferred development costs (iii)                                     1,245,455           (1,245,455)
            Flow through shares (v)                                                      -             (406,240)
                                                                       ------------------------------------------
        Net loss for the year and comprehensive loss, US GAAP          $       (34,661,586) $        (9,754,859)
                                                                       ==========================================
        Loss per share - basic and diluted                             $             (0.24) $             (0.08)
                                                                       ==========================================
        Weighted average number of shares - basic and diluted                  146,248,770          116,561,926
                                                                       ==========================================

        The impact of the differences between Canadian GAAP and US GAAP on the consolidated statements of cash flows would be as follows:


                                                                              2008                  2007

        Cash flows provided by (used in) operating activities,
        Canadian GAAP                                                  $         1,394,258   $      (10,940,832)
        Adjustment
            Deferred development costs                                                   -           (1,245,455)
            Exploration expenditures                                            (2,982,678)          (1,800,027)
                                                                       ------------------------------------------
        Cash flows used in operating activities, US GAAP                        (1,588,420)         (13,986,314)
                                                                       ==========================================
                                                                                 5,228,448           34,356,376
        Cash flows provided by financing activities,
        Canadian and US GAAP                                                    (9,435,363)         (24,034,021)
        Cash flows from investing activities, Canadian GAAP
        Adjustment
            Deferred development costs                                                   -            1,245,455
            Exploration expenditures                                             2,982,678            1,800,027
                                                                       ------------------------------------------
                                                                                (6,452,685)         (20,988,539)
                                                                       ==========================================

        Increase (decrease) in cash and cash equivalents                        (2,812,657)            (618,477)
        Cash and cash equivalents, beginning of year                             3,022,868            3,641,345
                                                                       ------------------------------------------

        Cash and cash equivalents, end of year                         $           210,211  $         3,022,868
                                                                       ------------------------------------------
                                                                       ==========================================

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

18. Differences between Canadian and United States Generally Accepted Accounting principles (Continued)

         (i) Under Canadian and US GAAP, the Company accounts for its investment in Royal Roads Corp. using the equity method of accounting. Under US GAAP, the Company's share of Royal Roads Corp. loss was $1,540,586 and $931,398 higher in 2008 and 2007, respectively, to reflect the fact that Royal Roads Corp. is required to expense exploration expenditures under US GAAP as described in (ii) below , to reflect the difference in accounting for the dilution gain as described in (iv) below and to account for differences in the US GAAP treatment of flow-through shares as described in (v) below.

         (ii) Under Canadian GAAP, exploration costs and costs of acquiring mineral rights are capitalized during the search for a commercially mineable body of ore. For US GAAP purposes, exploration expenditures can only be deferred subsequent to the establishment of proven and probable reserves. For US GAAP purposes, the Company has therefore expensed its exploration expenditures.

                  During 2008 under Canadian GAAP the Company took an impairment charge against certain of its assets including a portion of the deferred exploration costs related to lead and zinc properties. Under US GAAP these expenditures would have been expensed as incurred and therefore the portion of the write off related to these assets is reversed under US GAAP.

         (iii) Under Canadian GAAP in 2007, the Company had capitalized certain pre-production costs associated with the Scozinc Mine. For US GAAP purposes these items would be expensed as incurred. As these costs were written off for Canadian GAAP purposes in 2008 the write-down is reversed in 2008 for US GAAP purposes.


         (iv) During 2007, an investee of Royal Roads Corp had issued additional shares and diluted Royal Roads Corp.'s equity interest. For Canadian GAAP purposes, Royal Roads Corp. recorded a gain on dilution of $191,309 as a component of the equity loss in 2007 with Company's share being 29.18% of this amount. Under US GAAP, gains on dilution related to investments in development stage enterprises are considered to be capital transactions and recorded directly to shareholders' equity.


         (v) Under Canadian income tax legislation, a company is permitted to issue shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to investors. The Company accounted for the issue of flow-through shares in accordance with the provisions of CICA Emerging Issues Committee Abstract 146, Flow-Through Shares in 2007. At the time of issue, the funds received are recorded as share capital. At the time of the filing of the renunciation of the flow through expenditures to the investors, the Company records a future income tax liability with a charge directly to shareholders' equity. There was no renunciation of the flow-through shares in 2008.

                  For US GAAP purposes, the premium paid for flow-through shares in excess of market value at the time of issue is credited to other liabilities and included in income as the qualifying expenditures are made. The liability is relieved and the corresponding future income tax liablity is recognized when the Company renounces it exploration expenditures to the flow-through share investors. The difference between the liability recorded at the time of the issuance and the deferred tax liability upon renunciation is included as income tax expense. The Company issued 5,000,000 flow-through shares for $1,500,000 in 2008 which had not yet been renounced by the end of the year. Under US GAAP the premium paid on the shares was $250,000. As a result for US GAAP purposes a liability has been set up for $250,000 at year end and charged to equity.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

18. Differences between Canadian and United States Generally Accepted Accounting principles (Continued)

                  The Company issued 4,153,846 flow-through shares for $2,700,000 in 2006 which were renounced in 2007. Under US GAAP the premium paid on the shares was $623,000. The difference between this amount and the deferred tax liability recognized upon renunciation in the amount of $1,029,240 was $406,240 and would be recognized as a deferred tax expense in 2007 under US GAAP.

                  The Company's investee, Royal Roads, also issued flow-through shares in 2006 and 2007 which were renounced in 2007 and 2008, respectively. The Company's share of the loss of Royal Roads increased in the amount of $76,200 and $431,300 in 2007 and 2008, respectively, due to the difference in accounting for the flow-through shares under US GAAP.

         (vi) Under Canadian GAAP, the Company had taken a write down in its December 31, 2008 financial statements in the value of its investment in Royal Roads Corp. in the amount of $3,220,000 to adjust the carrying value of its net realizable value. As the carrying value of this investment under US GAAP is less than that under Canadian GAAP (due to items noted in (i) above), the amount of the required write down under US GAAP is correspondingly less than the Canadian GAAP write down by $2,376,550.


         Recent US Accounting Pronouncements impacting the Company

         In June 2009, the FASB issued SFAS No. 168 "The FASB Accounting Standards Codification and the Heirarchy of Generally Accepted Accounting Principles". This statement establishes the FASB Accounting Standards Codification, ("codification") as the single source of authoritative GAAP in the United States to be applied by nongovernmental entities, except for the interpretive releases of the SEC under authority for federal securities laws, which are sources of authoritative GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The codification is effective for fiscal and interim and annual periods ending after September 15, 2009. The Company is currently assessing the impact of the adoption of this standard, if any, on its financial position, results of operations or cash flows.

         In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for interim or fiscal periods ending after June 15, 2009. Management is currently evaluating the impact of the adoption of SFAS 165 but does not expect the adoption of SFAS 165 to materially impact the Company's results of operations, financial position or cash flows.

         In April 2008, the FASB issued FASB staff position ("FSP") FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP 142-3"). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, "Goodwill and Other Intangible Assets ". This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The Company is currently evaluating the impact, if any, that FSP FAS 142-3 will have on its financial position, results of operations, or cash flows.

                          ACADIAN MINING CORPORATION
                       (formerly Acadian Gold Corporation)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007


18. Differences between Canadian and United States Generally Accepted Accounting principles (Continued)

         Recent US Accounting Pronouncements impacting the Company (Continued)

         In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements -- an Amendment of ARB No. 51 ("FAS 160"). FAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS 160 is effective for fiscal years beginning on or after December 15, 2008. Based on its current operations, the Company does not believe that FAS 160 will have a significant impact on its financial position, results of operations or cash flows.

         In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations ("SFAS 141R"). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income taxes. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in the first quarter of 2009.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115 " ("SFAS 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years that start after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008 and the adoption did not have any material impact on its financial position, results of operations or cash flows.

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and states that a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements.

         SFAS 157, among other things, requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the company's market assumptions. The effective date was for fiscal years beginning after November 15, 2007. The adoption of of SFAS 157 did not have any material impact on its financial position, results of operation or cash flows. In February 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).